EXHIBIT 99.1

GEE Group Announces Fiscal Year 2019 and Fourth Quarter Results

Non-GAAP Adjusted EBITDA $11.8 million; $2.9 million for the Quarter

Jacksonville, FL December 24, 2019/ Accesswire / – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced consolidated financial results for the fourth quarter and fiscal year ended September 30, 2019.

Fourth Quarter and Full Year Highlights

•	Revenue for the fiscal 2019 fourth quarter was approximately $38.9 million. Contract staffing services contributed approximately $34.1 million or approximately 88% of revenue and direct placement services contributed approximately $4.8 million or approximately 12% of revenue. This compares to contract staffing services of approximately $34.4 million or approximately 86% of revenue and direct placement services of approximately $5.6 million or approximately 14% of revenue respectively for the same quarter of fiscal 2018.

•	Revenue for the fiscal year ended September 30, 2019 was approximately $151.7 million, lower by approximately 8% over the prior fiscal year ended September 30, 2018. Contract staffing services contributed approximately $133.1 million or approximately 88% of revenue and direct placement services contributed approximately $18.5 million or approximately 12% of revenue. This compares to contract staffing services of approximately $142.2 million or approximately 86% of revenue and direct placement services of approximately $23.1 million or approximately 14% of revenue respectively for the 2018 fiscal year. The decrease in contract staffing services and direct placement services revenue for fiscal 2019, compared to fiscal 2018, was primarily due to management’s design and implementation of a performance improvement plan which resulted in the reduction in the number of marginally performing and underperforming full time employees in sales, recruitment and account management coupled with certain office consolidations.

•	Revenue from combined professional contract and professional direct placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties, was approximately $33.3 million and represents approximately 86% of total revenue for the 2019 fiscal fourth quarter and approximately $130 million and approximately 86% of total revenue respectively for the fiscal year ended September 30, 2019. This compares to approximately $34.4 million or approximately 86% of total revenue for the fourth quarter of fiscal 2018 and approximately $143.6 million and approximately 87% of total revenue respectively for the fiscal year ended September 30, 2018. A component of the Company’s strategic plan is to focus on the higher margin professional staffing and solutions services sectors through organic growth and acquisitions.

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•	Overall combined gross margin for the fiscal fourth quarter ended September 30, 2019 (including direct placement services which is recorded at 100% gross margin) was approximately 34.2% compared to approximately 37.1% for the fiscal fourth quarter ended September 30, 2018. The combined overall contract staffing gross margin (excluding direct placement services) was approximately 25% for the fiscal year fourth quarter of 2019 vs. approximately 26.9% for the comparable prior year quarter. Overall combined professional services gross margin for the 2019 fiscal year fourth quarter (including direct placement services) was approximately 37.3% vs. approximately 38.4% for the 2018 fiscal year fourth quarter. Professional contract staffing services gross margin (excluding direct placement services) for the fourth quarter ended September 30, 2019 was approximately 26.8% vs. approximately 26.5% for the comparable prior year quarter. Commercial (industrial) staffing services gross margin was approximately 15.9% for the 2019 fiscal year fourth quarter vs. approximately 14.2% for the 2018 fiscal year fourth quarter (unadjusted for the full effect of workers compensation rebates received in each of the fiscal fourth quarters; if the rebates were taken into account in the 2019 and 2018 fourth quarters, gross margin would be several hundred basis points higher in each of the fiscal year fourth quarters. See comparative full fiscal year results below). The changes in GEE’s 2019 fiscal year fourth quarter vs. the 2018 fiscal year fourth quarter in overall gross margin, overall contract staffing gross margin, professional contract staffing gross margin and commercial (industrial) staffing services gross margin are primarily attributable to more direct placement revenue as a percentage of total revenue in the fiscal 2018 fourth quarter compared to the fourth quarter of fiscal 2019, revenue mix and the elimination of lower margin business, plus the benefit of an enhanced workers compensation program including rebates in the commercial (industrial) staffing services division.

•	The Company’s overall combined gross margin for the fiscal year ended September 30, 2019 (including direct placement services) was approximately 34.3% compared to approximately 35.7% for the fiscal year ended September 30, 2018. The combined overall contract staffing gross margin (excluding direct placement services) was unchanged and approximately 25.2% for the 2019 fiscal year end vs. approximately 25.2% for the 2018 fiscal year end. Professional contract staffing services gross margin (excluding direct placement services) for the 2019 fiscal year end was approximately 26% compared to approximately 26.5% for the 2018 fiscal year end. Including workers’ compensation rebates earned in each of the fiscal years, commercial staffing services (light industrial) gross margin for the 2019 fiscal year end was approximately 20.8% compared to approximately 17.9% for the 2018 fiscal year end. The changes in the fiscal year ended September 30, 2019 vs. the comparable 2018 prior fiscal year in overall gross margin, overall contract staffing gross margin, professional contract staffing gross margin and commercial staffing services gross margin, are primarily attributable to more direct hire revenue as a percentage of revenue in the 2018 fiscal year compared to the 2019 fiscal year, revenue mix including MSP/VMS and the elimination of lower margin business, plus the benefit of a workers compensation program and rebates in the commercial (industrial) services division.

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•	Selling, general and administrative expenses (SG&A) were approximately $10.9 million and approximately 28% as a percentage of revenue for the 2019 fiscal fourth quarter compared to approximately $11.6 million and approximately 29% of revenue for the 2018 fiscal fourth quarter. The decrease in SG&A expenses and SG&A as a percentage of revenue for the 2019 fiscal fourth quarter vs. the comparable prior year quarter is primarily due to the effect of the Company’s performance improvement plan which reduced personnel costs and related ancillary expenses.

•	SG&A was approximately $42.5 million for the 2019 fiscal year compared to approximately $47.4 million for the 2018 fiscal year. Selling, general and administrative expenses (SG&A) decreased as a percentage of revenue for the 2019 fiscal year and were approximately 28% compared to approximately 29% of revenue for the 2018 fiscal year. The approximately $4.9 million and 100 basis point decrease in SG&A primarily resulted from the implementation of GEE’s performance improvement plan by improving productivity and lowering certain personnel costs, office expenses and related overhead expenses.

•	GAAP loss from operations for the 2019 fiscal fourth quarter was approximately $386,000 compared to GAAP income from operations of approximately $378,000 for the comparable fiscal 2018 prior year quarter. GAAP loss from operations for the fiscal year ended September 30, 2019 was approximately $5.0 million vs. GAAP income from operations of approximately $2.5 million for the fiscal year ended September 30, 2018.

•	GAAP net loss for the fiscal fourth quarter ended September 30, 2019 was approximately $3.6 million compared to a GAAP net loss of approximately $1.6 million for the fiscal fourth quarter ended September 30, 2018. The GAAP net loss for the fiscal fourth quarter of 2018 included an income tax benefit of approximately $1.1 million as compared to an income tax benefit of approximately $30,000 for the fiscal fourth quarter of 2019. GAAP net loss for the fiscal year ended September 30, 2019 was approximately $17.8 million vs. a GAAP net loss of approximately $7.6 million for the fiscal year ended September 30, 2018. The GAAP net loss for the fiscal year ended September 30, 2019 included approximately $4.3 million in a noncash goodwill impairment charge. The GAAP net loss for the fiscal year ended September 30, 2018 included an income tax benefit of approximately $859,000 as compared to an income tax expense of approximately $370,000 included in the GAAP net loss for the fiscal year ended September 30, 2019.

•	Adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure) computed EBITDA as adjusted for noncash stock compensation and stock option expense, acquisition, integration & restructuring expenses and changes in acquisition deposit for working capital guarantee for the fiscal fourth quarter ended September 30, 2019 was approximately $2.9 million vs. adjusted EBITDA of approximately $3.1 million for the comparable 2018 prior year fiscal fourth quarter. Reconciliations of non-GAAP adjusted EBITDA for the fiscal fourth quarters of 2019 and 2018 to GAAP net income (net loss) for those periods are attached to this press release.

•	Adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure) computed EBITDA as adjusted for noncash stock compensation and stock option expense, acquisition, integration & restructuring expenses, changes in acquisition deposit for working capital guarantee and noncash goodwill impairment charges for the fiscal year ended September 30, 2019 was approximately $11.8 million vs. adjusted EBITDA of approximately $13.2 million for the fiscal year ended September 30, 2018. Reconciliations of non-GAAP adjusted EBITDA for the fiscal years ended September 30, 2019 and September 30, 2018 to GAAP net income (net loss) for those periods are attached to this press release.

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•	Select GAAP Balance Sheet Highlights as of September 30, 2019 (see balance sheet attached to this press release): Approximate Working Capital of $8.5 million; Approximate Current Ratio of 1.5 to 1; Approximate Shareholders’ Equity inclusive of Mezzanine Equity, of $36.8 million.

•	Additional relevant financial information: During fiscal 2019, GEE amended its revolving credit facility. The Company believes the loan modifications are beneficial, provide more flexibility, will improve cash flow and will better meet its needs as it executes its growth strategy. The amendment included reduced principal payments, greater flexibility on loan covenants and other terms that the Company views as favorable. See Form 10K for the fiscal year ended September 30, 2019 filed with the SEC for a more complete description and a complete copy of the amendment.

The aforementioned Fourth Quarter and Full Year Highlights should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports on Form 10Q, Current Reports on Forms 8K & 8K/A, Information Statements on Schedules 14A & 14C, and Annual Reports on Form 10K filed with the SEC for the fiscal years 2018 and 2019, the discussion of financial results in this press release, and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the measures provided by GAAP as further discussed below in this press release. Financial information provided in this press release may consist of estimates, projected financial information and certain assumptions that are considered forward looking statements and are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

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Full Year Financial Results: Discussion

The Company reported consolidated revenue of approximately $151.7 million for the year ended September 30, 2019 as compared to revenue of approximately $165.3 million for the fiscal year ended September 30, 2018. Contract staffing services contributed approximately $133.1 million or approximately 88% of consolidated revenue and direct placement services contributed approximately $18.5 million or approximately 12% of consolidated revenue for the 2019 fiscal year versus approximately $142.2 million or approximately 86% of consolidated revenue and approximately $23.1 million or approximately 14% of consolidated revenue respectively for the 2018 fiscal year. The decrease in contract staffing services and direct placement services revenue for fiscal 2019 as compared to fiscal 2018 was primarily due to management’s design and implementation of a performance improvement plan which resulted in the reduction in the number of marginally performing and underperforming full time employees in sales, recruitment and account management coupled with certain office consolidations. Commercial (industrial) staffing services revenue was approximately $21.7 million for the fiscal year ended September 30, 2019 as compared to approximately $21.6 million for the fiscal year ended September 30, 2018.

GEE Group’s overall combined gross margin for the fiscal year ended September 30, 2019 (including direct placement services) was approximately 34.3% as compared to approximately 35.7% recorded for the fiscal year ended September 30, 2018. The decrease in overall combined gross margin for the 2019 fiscal year was primarily attributable to a lower direct placement services revenue which is recorded at 100% gross profit. The Company’s professional contract staffing services gross profit margin, excluding direct placement services for the fiscal year ended September 30, 2019, was approximately 26% versus approximately 26.5% for fiscal year ended September 30, 2018. The Company’s commercial (industrial) staffing services gross margin for the 2019 fiscal year was approximately 20.8% versus approximately 17.9% for the 2018 fiscal year. The change in professional contract staffing services gross margin was primarily due to a revenue mix change including MSP/VMS business which typically carries lower gross margin and lower SG&A with good profitability. GEE’s commercial (industrial) staffing services division gross margin including Ohio workers’ compensation insurance refunds improved by approximately 280 basis points for the fiscal year ended September 30, 2019 vs. the comparable prior year period. The improved gross margin was primarily attributable to the elimination of less profitable customers, better pricing from new and existing customers, and the increased benefit of lower workers’ compensation costs and related rebates in the 2019 fiscal year.

The Company’s selling, general and administrative expenses (SG&A) for the year ended September 30, 2019 decreased by approximately $4.9 million to approximately $42.5 million compared to approximately $47.4 million for the prior fiscal year. The decrease was related to the implementation of a performance improvement plan that reduced headcount costs and lowered overall associated expenses.

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GEE Group recorded a GAAP loss from operations of approximately $5.0 million for the fiscal year ended September 30, 2019 compared to a GAAP income from operations of approximately $2.5 million for the fiscal year ended September 30, 2018. GAAP net loss for the fiscal year ended in 2019 was approximately $17.8 million compared to GAAP net loss for the fiscal year ended in 2018 of approximately $7.6 million. The GAAP net loss for the fiscal year ended September 30, 2019 included a noncash goodwill impairment charge of approximately $4.3 million, increased interest costs and higher acquisition, integration and merger expenses. GAAP net loss for the 2018 fiscal year included a tax benefit of approximately $859,000 vs. income tax expense of approximately $370,000 included in GAAP net loss for the 2019 fiscal year.

GEE Group’s adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure), computed EBITDA as adjusted for noncash stock compensation and stock option expense, acquisition, integration & restructuring expenses, changes in acquisition deposit for working capital guarantee and noncash goodwill impairment charges was approximately $11.8 million for the fiscal year ended September 30, 2019 compared to adjusted EBITDA of approximately $13.2 million for the fiscal year ended September 30, 2018. Reconciliations of non-GAAP adjusted EBITDA for the fiscal years ended September 30, 2019 and September 30, 2018 to GAAP net income (net loss) for those periods are attached to this press release.

Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation and stock option expense, acquisition, integration & restructuring expenses, changes in acquisition deposit for working capital guarantee and noncash goodwill impairment charges. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above , however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K for the respective periods filed with the SEC. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in Form 10Q and Form 10-K for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (net loss) referred to in the highlights or elsewhere in this press release are provided in the schedules that are a part of this press release.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “The Company had solid financial performance for the fiscal year ended September 30th, 2019. We continued to streamline and further integrate our operations, increase the overall productivity of our hard-working sales, recruitment and account management personnel, all of whom contributed to a very successful year. GEE Group is aggressively adding human resources in the field to accelerate revenue growth in order to meet the aggressive budget goals established for fiscal 2020. This will help our staff better meet the growing demand for existing customers and expand our client base. We continue to refine and broaden our menu of services and our delivery capability.”

Mr. Dewan added, “We will continue to build on the progress made in fiscal 2019 and we expect to obtain some additional operational efficiencies and economies of scale in fiscal 2020.The cost savings expected, coupled with our anticipated revenue gains, will help GEE significantly improve its bottom line in fiscal 2020. The Company’s mission is clear. It will focus on organic growth, and cross-selling services within offices and geographically. We continue to be opportunistic with potential strategic acquisitions and mergers, which will be beneficial to the operations and financial position of the Company.”

Mr. Dewan concluded, “Demand for our services through the end of 2019, absent the holiday schedule, continues to be robust. We anticipate that the strong employment environment experienced in the last several years will continue as we enter 2020. The widespread use of contingent labor, coupled with continued requirements for full time hires, will continue to benefit the staffing industry and GEE. Macroeconomic conditions are anticipated to be conducive to the continued growth and profitability of our sector and our Company. Our talented field leadership team and local office professional staff continue to deliver outstanding customer service; thus, we are optimistic about GEE Group’s continued success as we enter into 2020.”

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Fourth Quarter Ended September 30,

(In thousands)	2019	2018

Net income (net loss) GAAP	$(3,586)	$(1,008)
Interest expense, net	3,231	3,121
Taxes (benefit)	(30)	(1,118)
Depreciation and amortization	1,477	1,486
Stock compensation, Stk. option & other	525	583
Acquisition, integration & restructuring	1,291	682
Change in acq. deposit for working capital	-	(617)
Non-GAAP adjusted EBITDA	$2,908	$3,129

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Year Ended September 30,

(In thousands)	2019	2018

Net income (net loss) GAAP	$(17,763)	$(7,564)
Interest expense, net	12,440	11,502
Taxes (benefit)	370	(859)
Depreciation and amortization	5,935	5,972
Stock compensation & stock option expense	2,186	1,660
Acquisition, integration & restructuring	4,281	3,092
Change in acq. dep. working capital	-	(617)
Noncash goodwill impairment charge	4,300
Non-GAAP adjusted EBITDA	$11,749	$13,186

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company’s future results (including certain projections, pro forma financial information, and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as “will”, “may,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “pro forma”, “estimates,” “aims,” “believes,” “hopes,” “potential,” “intends,” “suggests,” “appears,” “seeks,” or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company’s actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company’s competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company’s failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company’s failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company’s failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company’s failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading “Forward-Looking Statements” in the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company’s other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Balance Sheet

(in thousands)	September 30,
ASSETS	2019	2018
CURRENT ASSETS:
Cash	$4,055	$3,213
Accounts receivable, less allowances ($515 and $302, respectively)	20,826	20,755
Prepaid expenses and other current assets	2,221	2,266
Total current assets	27,102	26,234
Property and equipment, net	852	891
Goodwill	72,293	76,593
Intangible assets, net	23,881	29,467
Other long-term assets	353	416
TOTAL ASSETS	$124,481	$133,601
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,733	$2,523
Acquisition deposit for working capital guarantee	783	883
Accrued compensation	5,212	5,212
Short-term portion of term loan, net of discount	4,668	2,331
Subordinated debt	1,000	106
Other current liabilities	3,172	2,064
Total current liabilities	18,568	13,119
Deferred taxes	300	146
Revolving credit facility	14,215	11,925
Term loan, net of discount	36,029	40,253
Subordinated convertible debt
(includes $1,269 and $0, net of discount, respectively, due to related parties)	17,954	17,685
Other long-term liabilities	595	583
Total long-term liabilities	69,093	70,592

Commitments and contingencies

MEZZANINE EQUITY
Preferred stock; no par value; authorized - 20,000 shares -
Preferred series A stock; authorized -160 shares; issued and outstanding - none	-	-
Preferred series B stock; authorized - 5,950 shares; issued and outstanding - 5,566 and 5,816 shares at September 30, 2019 and September 30, 2018, respectively; liquidation value of the preferred series B stock is approximately $27,050 and $28,255 at September 30, 2019 and September 30, 2018, respectively	27,551	28,788
Preferred series C stock; authorized - 3,000 shares; issued and outstanding - 60 and 0 shares at September 30, 2019 and September 30, 2018, respectively; liquidation value of the preferred series C stock is approximately $60 and $0 at September 30, 2019 and September 30, 2018, respectively	60	-
Total mezzanine equity	27,611	28,788
SHAREHOLDERS' EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 12,538
shares at September 30, 2019 and 10,783 shares at September 30, 2018	-	-
Additional paid in capital	49,990	44,120
Accumulated deficit	(40,781)	(23,018)
Total shareholders' equity	9,209	21,102
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$124,481	$133,601

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Statement of Operations

	Year Ended September 30,
(in thousands)	2019	2018
NET REVENUES:
Contract staffing services	$133,143	$142,228
Direct hire placement services	18,531	23,056
NET REVENUES	151,674	165,284

Cost of contract services	99,653	106,352
GROSS PROFIT	52,021	58,932

Selling, general and administrative expenses (including noncash
stock-based compensation expense of $2,186 and $1,660 respectively)	42,458	47,406
Acquisition, integration and restructuring expenses	4,281	3,092
Depreciation expense	349	390
Amortization of intangible assets	5,586	5,582
Goodwill impairment charge	4,300	-
INCOME (LOSS) FROM OPERATIONS	(4,953)	2,462
Change in acquisition deposit for working capital guarantee	-	617
Interest expense	(12,440)	(11,502)
LOSS BEFORE INCOME TAX PROVISION	(17,393)	(8,423)
Provision for income tax	(370)	859
NET LOSS	$(17,763)	$(7,564)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(17,763)	$(7,564)

BASIC AND DILUTED LOSS PER SHARE	$(1.50)	$(0.74)
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	11,840	10,239

Contact:

GEE Group Inc.

Kim Thorpe

(904) 512-7504

invest@genp.com

SOURCE: GEE Group Inc.

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